EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company and GrowCo, Inc.

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GrowCo Business Development Commences Operations

Providing Grower Services to First Tenant

DENVER, CO-- Jun 18, 2015 - GrowCo, Inc. ("GrowCo"), a majority owned subsidiary of Two Rivers Water & Farming Company ("Two Rivers") (OTCQB: TURV), announced today that it has begun providing tenant services to Suncanna, LLC ("Suncanna"), GrowCo's tenant in its first greenhouse.

In May 2015, GrowCo completed the first phase of a $5,000,000 financing to fund the initial operations of GrowCo Business Development ("GBD"), a wholly owned subsidiary of GrowCo. GBD will provide services to GrowCo tenants without "touching the plant." Among the services GBD will provide will be strategic growth planning, crop input financing, in and out of state client referral, cash management, payroll, accounting and security services.

To date, GBD has proposed a national expansion model for Suncanna, the commitment to provide a second greenhouse for lease, the referral of a key customer in the marijuana infused products space and a commitment for financing input costs in the first greenhouse. John McKowen, CEO of Two Rivers and GrowCo stated, "It became clear to us, as we worked through the development of our first greenhouse, that many ancillary support services were needed for tenants in the burgeoning cannabis space. And that our intrinsic skill set in conventional farming and water rights development was easily transferable and complementary to our tenant cannabis growers." GrowCo expects the revenue from tenant services will equal or exceed the revenues from greenhouse leasing.

About GrowCo

GrowCo is a majority owned subsidiary of Two Rivers Water & Farming Company, (OTCQB: TURV). GrowCo provides state-of-the-art computer-controlled greenhouses for licensed marijuana growers throughout the United States. GrowCo also provides advisory, financing, development and operational services for its licensed marijuana greenhouse tenants. GrowCo is not a licensed marijuana grower or retailer. GrowCo does not "touch the plant" and only provides greenhouses and business development services for licensed marijuana tenants. Progress on GrowCo greenhouse construction projects can be viewed at trgrowco.com.

About Two Rivers

Two Rivers Water & Farming Company (OTCQB: TURV) is building a new water paradigm for the arid regions of the southwestern United States. Two Rivers acquires water assets by acquiring irrigated farmland with senior water rights. Two Rivers transforms the value of water rights and farmland by converting grain operations to fruit and vegetable operations, which generate higher revenues and better profit margins. Two Rivers also looks for other economic uses that generate higher revenues and earning such as the GrowCo greenhouses and Metropolitan Districts, which serve communities in rural areas where Two Rivers' farmland and water rights are located. Progress on Two Rivers farming operations can be viewed at http://www.2riverswater.com/.

This news release contain "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. There can be no assurance GrowCo will be able to initiate and operate its grow facilities in accordance with its business plans or will be able to register its securities for public resale in the time frame currently targeted or at all. These forward-looking statements are made as of the date of this news release, and neither Two Rivers nor GrowCo assumes any obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Two Rivers Water & Farming Company
GrowCo, Inc.
(303) 222-1000
info@2riverswater.com
info@trgrowco.com

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